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                                                                   EXHIBIT 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

(1) Registration Statement (Form S-3 No. 333-102350) of Wabash National Corporation

(2) Registration Statement (Form S-8 No. 333-54714) pertaining to the 2000 Stock Option and Incentive Plan of Wabash National Corporation

(3) Registration Statement (Form S-8 No. 333-29309) pertaining to the 1992 Stock Option Plan and Stock Bonus Plan of Wabash National Corporation

(4) Registration Statement (Form S-8 No. 33-49256) pertaining to the 1992 Stock Option Plan of Wabash National Corporation

(5) Registration Statement (Form S-8 No. 33-65698) pertaining to the 1993 Employee Stock Purchase Plan of Wabash National Corporation

(6) Registration Statement (Form S-8 No. 33-90826) pertaining to the Directors and Executives Deferred Compensation Plan of Wabash National Corporation

(7) Registration Statement (Form S-8 No. 333-115682) pertaining to the 2004 Stock Incentive Plan of Wabash National Corporation

of our reports dated February 28, 2005, with respect to the consolidated financial statements of Wabash National Corporation, Wabash National Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Wabash National Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.



/s/ Ernst & Young LLP
Indianapolis, Indiana
February 28, 2005